EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer International Reports 2nd Quarter 2006

Diluted Earnings per Share of $0.38

Business, Logistics and Transportation Editors

CONCORD, Calif.— (BUSINESS WIRE) – August 1, 2006—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North America third-party logistics and freight transportation provider, today reported financial results for the three- and six-month periods ended June 30, 2006.

SECOND QUARTER RESULTS

For the quarter ended June 30, 2006, net income increased by $9.9 million to $14.5 million, compared to $4.6 million in the same quarter of 2005. Income from operations increased by $15.4 million to $25.2 million for the 2006 quarter, compared to $9.8 million in the same quarter of 2005 and diluted earnings per share for the quarter increased to $0.38 from $0.12 a year earlier. During the second quarter of 2006, the company paid down $3.0 million of debt, paid $13.6 million in estimated taxes, repurchased and retired $1.1 million of common stock and paid its first quarter 2006 dividend to shareholders of $5.6 million.

On an as adjusted basis, net income for the 2006 quarter increased $3.2 million, or 28.3 percent; income from operations increased $4.1 million; and diluted earnings per share increased $0.08 per share. These figures are in comparison to the 2005 quarter adjusted to exclude the $11.3 million pre-tax charge ($6.7 million after-tax) for the write-off of software development costs.

Note: A tabular reconciliation of the differences between the adjusted financial results set forth immediately above and elsewhere in this press release and financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

“The second quarter of 2006 was a strong quarter for Pacer with both operating segments showing improvement in operating income over last year,” said Don Orris, chairman and chief executive officer. “Our retail segment showed solid quarter-over-quarter growth in operating income that we feel will continue in the future, and while that segment recorded reduced rail incentives, it succeeded in driving increased volumes to our Stacktrain unit. Our wholesale segment continues to be a strong growth engine for the company,” added Orris.

YEAR-TO-DATE RESULTS

For the six months ended June 30, 2006, net income increased by $12.5 million to $28.4 million, compared to $15.9 million in the same period of 2005. Income from operations increased by $18.7 million to $49.6 million for the 2006 period, compared to $30.9 million in the same period of 2005 and diluted earnings per share for the 2006 period increased to $0.74 from $0.42 a year earlier. During the first half of 2006, the company paid down $10.0 million of debt, paid $22.2 million in estimated taxes, repurchased and retired $1.1 million of common stock and paid dividends to shareholders of $11.3 million.

On an as adjusted basis, net income for the first half of 2006 increased $5.7 million, or 25.1 percent; income from operations increased $7.4 million; and diluted earnings per share increased $0.14 per share. These figures are in comparison to the 2005 first half adjusted to exclude the $11.3 million pre-tax charge ($6.8 million after-tax) for the write-off of software development costs.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Tuesday, August 1). To participate, please call five minutes early by dialing (800) 230-1092 (in USA) and ask for “Pacer Second Quarter 2006 Earnings Call.” International callers can dial (612) 288-0318.

Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from August 1 at 10:15 p.m. Eastern Time to September 1 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 836171. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North America third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; the loss of one or more of our major customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in our business strategy, development plans or cost savings plans; our ability to integrate acquired businesses; availability of qualified personnel; changes in, or the failure to comply with, government regulation; increases in interest rates; difficulties in maintaining or enhancing our information technology systems; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 30, 2005 filed with the SEC on March 2, 2006. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

June 30, 2006
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$—
Accounts receivable, net	224.8
Prepaid expenses and other	12.2
Deferred income taxes	4.0

Total current assets	241.0
Property and equipment
Property, plant & equipment at cost	96.7
Accumulated depreciation	(62.0)

Property and equipment, net	34.7
Other assets
Intangible assets, net	288.3
Deferred income taxes	7.1
Other assets	18.0

Total other assets	313.4

Total assets	$589.1

Liabilities & Equity
Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued liabilities	175.5

Total current liabilities	175.5
Long-term liabilities
Long-term debt and capital leases	80.0
Other	5.2

Total long-term liabilities	85.2
Stockholders’ equity
Common stock	0.4
Paid In capital	283.5
Retained earnings	44.7
Accumulated other comprehensive loss	(0.2)

Total stockholders’ equity	328.4

Total liabilities and equity	$589.1

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	Six Months 2006
Cash Flows from Operating Activities
Net income	$28.4
Adjustments to net income
Depreciation and amortization	3.5
Gain on sale of property and equipment	(0.1)
Deferred income taxes	2.0
Stock based compensation expense	0.8
Excess tax benefit from exercise of stock options	(2.1)
Change in receivables	(5.5)
Change in other current assets	(1.4)
Change in current liabilities	(10.9)
Other	(4.6)

Net cash provided by operating activities	10.1

Cash Flows from Investing Activities
Capital expenditures	(2.2)
Proceeds from sales of property and equipment	0.2

Net cash used for investing activities	(2.0)

Cash Flows from Financing Activities
Book overdraft	0.3
Proceeds from issuance of common stock	2.1
Excess tax benefit from exercise of stock options	2.1
Dividends paid to shareholders	(11.3)
Purchase and retirement of Pacer common stock	(1.1)
Debt, revolver, net and capital lease payments	(10.0)

Net cash used for financing activities	(17.9)

Effect of exchange rate changes on cash	0.7

Net change in cash and cash equivalents	(9.1)
Cash at beginning of period	9.1

Cash at end of period	$—

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Three Months Ended June 30, 2006 and July 1, 2005

In millions, except share and per share amounts

Unaudited

	2nd Quarter 2006 As Reported Results	2nd Quarter 2005				Variance 2006 vs Adjusted 2005%
Item		As Reported Results	Adjustments		As Adjusted Results
Income from operations - wholesale segment	$25.4	$12.3	$11.3	1/	$23.6	$1.8	7.6%
Income from operations - retail segment	3.5	3.0	—		3.0	0.5	16.7%
Income from operations - corporate	(3.7)	(5.5)	—		(5.5)	1.8	-32.7%

Total income from operations	25.2	9.8	11.3		21.1	4.1	19.4%
Interest expense	1.6	2.0	—		2.0	(0.4)	-20.0%

Income before income taxes	23.6	7.8	11.3		19.1	4.5	23.6%
Income taxes	9.1	3.2	4.6	2/	7.8	1.3	16.7%

Net income	14.5	4.6	6.7		11.3	3.2	28.3%

Diluted earnings per share	$0.38	$0.12	$0.18		$0.30	$0.08	26.7%

Weighted average shares outstanding	38,351,877	37,993,025	37,993,025		37,993,025	358,852	0.9%

1/	Write-off of costs related to the development of Stacktrain computer software.

2/	Income tax effect of the write-off at the effective rate.

For additional information, see “Use of Non-GAAP Financial Measures” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Six Months Ended June 30, 2006 and July 1, 2005

In millions, except share and per share amounts

Unaudited

Item	Six Months 2006 As Reported Results	Six Months 2005				Variance 2006 vs Adjusted 2005%
		As Reported Results	Adjustments		As Adjusted Results
Income from operations- wholesale segment	$54.1	$35.1	$11.3	1/	$46.4	$7.7	16.6%
Income from operations - retail segment	3.5	5.4	—		5.4	(1.9)	-35.2%
Income from operations - corporate	(8.0)	(9.6)	—		(9.6)	1.6	-16.7%

Total income from operations	49.6	30.9	11.3		42.2	7.4	17.5%
Interest expense	3.3	4.4	—		4.4	(1.1)	-25.0%

Income before income taxes	46.3	26.5	11.3		37.8	8.5	22.5%
Income taxes	17.9	10.6	4.5	2/	15.1	2.8	18.5%

Net income	28.4	15.9	6.8		22.7	5.7	25.1%

Diluted earnings per share	$0.74	$0.42	$0.18		$0.60	$0.14	23.3%

Weighted average shares outstanding	38,320,876	37,990,773	37,990,773		37,990,773	330,103	0.9%

1/	Write-off of costs related to the development of Stacktrain computer software.

2/	Income tax effect of the write-off at the effective rate.

For additional information, see “Use of Non-GAAP Financial Measures” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	2nd Quarter 2006				Year-to-Date
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
Revenues	$292.8	$209.9	$(44.5)	$458.2	$606.1	$412.8	$(91.3)	$927.6
Cost of purchased transportation	220.0	179.8	(44.5)	355.3	454.1	354.6	(91.3)	717.4
Direct operating expenses	28.6	—		28.6	60.9	—	—	60.9
Selling, general & admin. expenses	18.0	25.7	3.7	47.4	35.3	52.9	8.0	96.2
Depreciation expense	0.8	0.9	—	1.7	1.7	1.8	—	3.5

Income from operations	25.4	3.5	(3.7)	25.2	54.1	3.5	(8.0)	49.6
Interest expense, net				1.6				3.3

Income before income taxes				23.6				46.3
Income taxes				9.1				17.9

Net income				$14.5				$28.4

Diluted Earnings Per Share				$0.38				$0.74

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	2nd Quarter				Year-to-Date
	2006	2005	Variance	%	2006	2005	Variance	%
Segments
Revenues
Wholesale	292.8	261.9	30.9	11.8%	606.1	525.1	81.0	15.4%
Retail	209.9	234.8	(24.9)	-10.6%	412.8	470.1	(57.3)	-12.2%
Cons. Entries	(44.5)	(42.1)	(2.4)	5.7%	(91.3)	(80.5)	(10.8)	13.4%

Total	458.2	454.6	3.6	0.8%	927.6	914.7	12.9	1.4%
Income from Operations
Wholesale	25.4	12.3	13.1	106.5%	54.1	35.1	19.0	54.1%
Retail	3.5	3.0	0.5	16.7%	3.5	5.4	(1.9)	-35.2%
Corporate	(3.7)	(5.5)	1.8	32.7%	(8.0)	(9.6)	1.6	16.7%

Total	25.2	9.8	15.4	157.1%	49.6	30.9	18.7	60.5%
Net Income	14.5	4.6	9.9	215.2%	28.4	15.9	12.5	78.6%
Diluted Earnings per Share	$0.38	$0.12	$0.26	216.7%	$0.74	$0.42	$0.32	76.2%